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Malte Raddatz
+49 175 36 83 001
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Robert Herta
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Christy Daehnert
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Meritor Announces Sale of St. Priest, France, Manufacturing Operation to Renault Trucks

Divestiture Further Optimizes Meritor’s European Footprint

SAINT PRIEST, France (Jan. 2, 2012) – Meritor, Inc. (NYSE: MTOR) today announced that it has completed the sale of the assets of its axle operation in Saint Priest, France, to Renault Trucks SAS. Terms of the sale were not disclosed.

     “We believe this transaction takes us another step toward optimizing our footprint in Europe,” said Chairman, CEO and President Chip McClure. “We will retain and continue to invest in our Lindesberg, Sweden, and Cameri, Italy, axle facilities with new housing technology, laser welding lines for our 17X and 18x carriers, robotic automations and advanced gear manufacturing capability.”

     Renault Trucks is expected to perform only final dressing and painting in the St. Priest, France, operation. The divestiture affects nearly 400 employees at the France facility who will transfer to Renault Trucks.

     McClure added, “Completing the sale of the St. Priest operation supports our long-term strategy to position the company for profitable future growth.”

     The company’s facility in Cwmbran, United Kingdom, continues to be home to Meritor’s center of expertise for the design, development and manufacture of advanced braking systems and components for the commercial vehicle truck market.

About Meritor, Inc.
     Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers in more than 70 countries. Meritor is based in Troy, Mich., United States, and is made up of more than 11,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's web site at meritor.com.

Forward-Looking Statements
This release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to our ability to successfully manage steeply increasing volumes in the commercial truck markets, including working with our customers to adjust their demands in light of the rapid acceleration of production: availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; reduced production for certain military programs and the return of volumes of selected long-term military contracts to more normalized levels; global economic and market cycles and conditions, including the recent global economic crisis; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); the ability to achieve the expected benefits of restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether the liquidity of the company will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers and possible negative outcomes from contract negotiations with our major customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability, warranty and recall claims; rising costs of pension and other postretirement benefits; and possible changes in accounting rules; as well as other substantial costs, risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.